Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2026, with respect to the consolidated financial statements of Team Inc., incorporated herein by reference.

/s/ KPMG LLP
Houston, Texas
June 11, 2026